UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2016

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53204	26-1342810
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 799-4583

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Arrangements.  On or about December 31, 2016, Mr. Jay S. Potter, a director of Envision Solar International, Inc., a Nevada corporation (the "Company"), Mr. Tony Posawatz, a director of the Company, and Mr. Peter Davidson, a director of the Company, each entered into an Amendment to Restricted Stock Agreement with the Company (each an "Amendment").

Pursuant to his Amendment, Mr. Potter agreed to terminate his rights to 666,667 unvested restricted shares of the Company's common stock under his Restricted Stock Agreement, dated February 12, 2016, in consideration for which the Company granted to Mr. Potter 750,000 restricted shares of the Company's common stock, vesting 1/36 per month over a 36 month period commencing on the date of grant, issuable quarterly on the last day of each calendar quarter (the first vesting is scheduled to occur on January 31, 2017 and be for 20,833 shares and the first issuance is scheduled to occur on March 31, 2017 and be for 62,499 shares) so long as Mr. Potter serves as a director, employee, consultant or officer of the Company at the time of scheduled vesting.  The Company will also grant an additional 750,000 restricted shares of the Company's common stock to Mr. Potter to vest in the future from time to time, based on Mr. Potter achieving certain performance criteria to be agreed upon by the Board of Directors after discussion with senior management at a future date.

Pursuant to his Amendment, Mr. Posawatz agreed to terminate his rights to 694,444 unvested restricted shares of the Company's common stock under his Restricted Stock Agreement, dated February 19, 2016, in consideration for which the Company granted to Mr. Posawatz 750,000 restricted shares of the Company's common stock, vesting 1/36 per month over a 36 month period commencing on the date of grant, issuable quarterly on the last day of each calendar quarter (the first vesting is scheduled to occur on January 31, 2017 and be for 20,833 shares and the first issuance is scheduled to occur on March 31, 2017 and be for 62,499 shares) so long as Mr. Posawatz serves as a director, employee, consultant or officer of the Company at the time of scheduled vesting.  The Company will also grant an additional 750,000 restricted shares of the Company's common stock to Mr. Posawatz to vest in the future from time to time, based on Mr. Posawatz achieving certain performance criteria to be agreed upon by the Board of Directors after discussion with senior management at a future date.

Pursuant to his Amendment, Mr. Davidson agreed to terminate his rights to 625,000 unvested restricted shares of the Company's common stock under his Restricted Stock Agreement, dated September 8, 2016, in consideration for which the Company granted to Mr. Davidson 750,000 restricted shares of the Company's common stock, vesting 1/36 per month over a 36 month period commencing on the date of grant, issuable quarterly on the last day of each calendar quarter (the first vesting is scheduled to occur on January 31, 2017 and be for 20,833 shares and the first issuance is scheduled to occur on March 31, 2017 and be for 62,499 shares) so long as Mr. Davidson serves as a director, employee, consultant or officer of the Company at the time of scheduled vesting.  The Company will also grant an additional 750,000 restricted shares of the Company's common stock to Mr. Davidson to vest in the future from time to time, based on Mr. Davidson achieving certain performance criteria to be agreed upon by the Board of Directors after discussion with senior management at a future date.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)        Exhibits

10.1	Amendment to Restricted Stock Agreement between the Company and Jay S. Potter, dated December 31, 2016.

10.2	Restricted Stock Agreement between the Company and Jay S. Potter, dated December 31, 2016.

10.3	Amendment to Restricted Stock Agreement between the Company and Tony Posawatz, dated December 31, 2016.

10.4	Restricted Stock Agreement between the Company and Tony Posawatz, dated December 31, 2016.

10.5	Amendment to Restricted Stock Agreement between the Company and Peter Davidson, dated December 31, 2016.

10.6	Restricted Stock Agreement between the Company and Peter Davidson, dated December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Date: January 6, 2017	By: /s/ Desmond Wheatley
Desmond Wheatley, Chief Executive Officer